AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

         This Amendment No. 2 dated as of October 30, 2002 (this "Amendment") to that certain Employment Agreement, by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Arvind Dharia (the "Executive"), as amended.

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of January 1, 1998, as amended by Amendment No. 1 dated as of June 29, 2001 (collectively the "Original Agreement"), a copy of which is attached hereto as Exhibit A; and

         WHEREAS, the Executive and the Company desire to amend the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         A. Effective as of the date hereof, the Original Agreement is hereby amended as follows:

                  1.       The following section shall be added as subsection
                           (d) of Section 4.2 of the Original Agreement:

                           (d)      In addition to all of the foregoing
                                    compensation and benefits, if the Executive is employed by the Company on December 31, 2005 (the "Stock Grant Date"), the Company shall grant to the Executive on the Stock Grant Date an additional 20,000 common shares of the Company (the "2005 Stock Grant"). The Company shall not place any restrictions on any of the shares granted to the Executive pursuant to the 2005 Stock Grant. Moreover, notwithstanding anything to the contrary herein, in the event of a Change of Control or the termination of the Executive's employment for any reason (other than For Cause or the Executive's resignation) under Section 5 or Section 6 prior to the Stock Grant Date, the Company shall award to the Executive the 2005 Stock Grant as of the earlier of the date of the Change of Control or the date of the termination of his employment.

                  2. Section 5.5 (a) shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                           "Section 5.5 Change of Control

                           (a) If a Change of Control (as defined below) occurs without the Executive's prior written consent, the Executive shall have the right
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                                    to terminate this Agreement. At least ten
                                    (10) days prior to any such proposed Change of Control, the Company shall notify Executive of its intention to effect such Change of Control ("Notice of Change of Control"), and the Executive shall thereupon have five (5) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement in the event of the Change in Control. If Executive shall give notice of his intention to terminate this Agreement in the event of the Change in Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and the Executive shall receive in cash, within ten (10) days of termination, an amount equal to three (3) times the total compensation received by the Executive pursuant to Sections 4.1, 4.2(b), 4.2(c) and
                                    4.4 of this Agreement for the preceding
                                    twelve (12) month period ending on the last previous December 31 except that in lieu of the actual Base Salary component received during such period under Section 4.1 of this Agreement, there shall be substituted the annual Base Salary to which the Executive was entitled as of the date of the giving of the Notice of Change of Control."

                  3.       Section 5.5(b) shall be deleted in its entirety.

         B. As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first set forth above.


                                       Steve Madden, Ltd.

                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Jamieson Karson
                                           Chief Executive Officer



                                       /s/ ARVIND DHARIA
                                       -----------------------------------------
                                       Arvind Dharia